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                                                                    Exhibit 23.3


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated May 9, 2002, in Amendment No. 2 to the Registration Statement (Form S-1 No. 33-84198) and related Prospectus of Hewitt Associates, Inc. for the registration of 12,822,500 shares of its Class A Common Stock, par value $0.01 per share.

We also consent to the use of our report dated June 4, 2002 on the pro forma combined financial information for Hewitt Associates LLC and Affiliates included in the Registration Statement.


                                       /s/ Ernst & Young


Chicago, Illinois
June 4, 2002